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                                                                      EXHIBIT 99

                    CAUTIONARY STATEMENTS FOR PURPOSES OF THE
               "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES
                          LITIGATION REFORM ACT OF 1995

         U.S. Foodservice is filing this Current Report on Form 8-K to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Many of the important factors presented below have been discussed in U.S. Foodservice's prior filings with the Securities and Exchange Commission.

         U.S. Foodservice wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, U.S. Foodservice's actual results, and could cause U.S. Foodservice's actual results for the fiscal periods ending after the date of this Current Report to differ materially from those expressed in any forward-looking statements made by or on behalf of U.S. Foodservice. The following factors are not all of the factors which investors should consider prior to making an investment decision with respect to U.S. Foodservice's securities, nor should investors assume that the information contained herein is complete or accurate in all respects after the date of this filing. U.S. Foodservice disclaims any duty to update the statements contained herein.

      Our business has low profit margins and is sensitive to national and regional economic conditions.

      Foodservice distribution companies like U.S. Foodservice purchase, store, market and transport food and related products to establishments that prepare and serve meals to be eaten away from home. Our industry is characterized by relatively high inventory turnover with relatively low profit margins. We sell a significant portion of our products at prices that are based on the cost of the products plus a percentage markup. As a result, our profit levels may be reduced during periods of food price deflation, even though our gross profit percentage may remain relatively constant. Such a reduction could have a material adverse effect on our business, operating results and financial condition.

      The foodservice distribution industry is sensitive to national and regional economic conditions. Economic downturns could have an adverse impact on the demand for our products. These downturns may reduce consumer spending at restaurants and other foodservice institutions we supply.

      Our distribution and administrative expenses are relatively fixed in the short term. As a result, unexpected decreases in our net sales, such as those due to severe weather conditions, can have a significant short-term adverse impact on our operating income. Our operating results also may be adversely affected by difficulties we may encounter in collecting our accounts receivable and in maintaining our profit margins in times of unexpected increases in fuel costs.

      We are subject to risks associated with our acquisitions of other foodservice businesses.

      Since we became a public company in November 1994, we have acquired a substantial number of foodservice businesses as part of our growth strategy of supplementing internal expansion with acquisitions. Our acquisitions may not improve our financial performance in the short or long term as we expect. Acquisitions will enhance our earnings only if we can successfully integrate those businesses into our marketing programs, centralized purchasing operations, distribution network and information systems. Our ability to integrate acquired businesses may be adversely affected by factors that include customer resistance to our product brands and distribution system, our failure to retain management and sales personnel, difficulties in converting different information systems to our proprietary systems, the size of the acquired business and the allocation of limited management resources among various integration efforts. In addition, we may not eliminate as many redundant costs as we anticipated in selecting our acquisition candidates. One or more of our acquisition candidates also may have liabilities or adverse operating issues that we failed to discover prior to the acquisition. Difficulties in integrating acquired businesses, as well as liabilities or adverse operating issues relating to acquired businesses, could have a material adverse effect on our business, operating results and financial condition.

      Even if acquired companies eventually contribute to an increase in our profitability, the acquisitions may adversely affect our earnings in the short term. Our earnings may decrease as a result of transaction-related expenses we record for the quarter in which we complete an acquisition. Our earnings may be further reduced by the higher operating and administrative expenses we typically incur in the quarters immediately following an acquisition as we seek to integrate the acquired business into our operations. The amortization of goodwill and depreciation resulting from acquisitions also may contribute to reduced earnings.

      A significant portion of the growth in our revenues in recent years has resulted from acquisitions. We may not be able to increase our revenues or earnings through new acquisitions at the same rates we have

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achieved through our past acquisitions. For example, we were able to triple our revenues directly as a result of our acquisition of Rykoff-Sexton in our 1998 fiscal year. As the foodservice distribution industry continues to consolidate, we may find it more difficult to identify suitable acquisition candidates than we did in the past. We may also find that the acquisition terms are not as favorable as those in our prior acquisitions.

      The way in which we pay for acquired businesses also involves risks. Many of our past acquisitions have been structured as stock-for-stock transactions. Continuing volatility in the U.S. securities markets and fluctuations in our stock price may increase the risk that our stock-for-stock acquisitions could dilute our earnings per share. We also pay cash for some businesses. In the past, we have obtained funds for some of our cash acquisitions through additional bank borrowings or by issuing common stock. If we increase our bank borrowings or issue debt securities to finance future acquisitions, we will increase our level of indebtedness and interest expense, while if we issue additional common stock, we may dilute the ownership of our stockholders. In addition, we may not be able to obtain the funds we need on acceptable terms. These risks in the way we finance acquisitions could have a material adverse effect on our business, operating results and financial condition.

       Our stock price has fluctuated over a wide range, and could fluctuate significantly in the future, as a result of our operating performance and conditions in our industry.

      From time to time, there may be significant volatility in the market price for our common stock. Since our common stock began to trade publicly in November 1994, its market price has fluctuated over a wide range. A number of factors involving U.S. Foodservice and the foodservice distribution industry could contribute to future fluctuations in our stock price. These factors include the following:

  . quarterly operating results of U.S. Foodservice or other distributors of food and related goods, which could affect the attractiveness of our stock compared to the securities of foodservice companies with better results or companies in other businesses;

  . changes in general conditions in the economy or the foodservice distribution industry, which could affect the demand for our products and our operating results;

  . our failure to complete and successfully integrate acquisitions of other foodservice companies, which could adversely affect our operating results and our ability to grow; and

  . severe weather conditions, which could result in unexpected decreases in our net sales.


       The failure to attain Year 2000 compliance may have an adverse impact on our business.

      We and other companies we do business with rely on numerous computer programs in managing day-to-day operations. We have undertaken a program to address the Year 2000 issue, which is a general term used to describe the various problems that may result from the improper processing of dates and date-sensitive calculations by computers and other machinery as the year 2000 is approached and reached. Our failure to correct a Year 2000 problem could result in a material interruption in, or a material failure of, our normal business activities or operations. Our Year 2000 program is focused on both our internal computer systems and third-party computer systems, including the systems of some of our important suppliers and customers. As of March 27, 1999, we expect to continue to incur internal staff costs and other expenses of up to $4 million to complete our Year 2000 compliance work with respect to our major information systems. It is possible that we will have to increase this estimate as we complete our assessment of the impact of the Year 2000 issue on our business. In addition, we may have to replace or upgrade systems or equipment at a substantial cost. We cannot be sure that

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we will be able to resolve the Year 2000 issue in 1999. If we fail to resolve the Year 2000 issue, or if our important suppliers and customers fail to resolve their Year 2000 issues as they relate to U.S. Foodservice, the Year 2000 problem could have a material adverse effect on our business, operating results and financial condition.

    A labor dispute or work stoppage involving our employees, many of whom are union members, could adversely affect our business.

    Approximately 3,000 of our employees are members of approximately 40 different local unions associated with the International Brotherhood of Teamsters and other labor organizations. These employees represent approximately 25% to 30% of our full-time employees and of the employees employed in our warehouse and distribution operations. A labor dispute or work stoppage resulting from our failure to conclude new collective bargaining agreements or from other factors could have a material adverse effect on our business, operating results and financial condition.

    The foodservice distribution industry is highly competitive.

    Our industry is extremely fragmented, with over 3,000 companies in operation in 1998. The number and diverse nature of these companies result in highly competitive conditions. Our competition includes not only other broadline distributors, which provide a comprehensive range of food and related products from a single source of supply, but also specialty distributors and system distributors. Specialty distributors generally supply one or two product categories, while system distributors typically supply a narrow range of products to a limited number of multi-unit businesses operating in a broad geographical area. We compete in each of our markets with at least one other large national distribution company, generally SYSCO Corporation or Alliant Foodservice, Inc., as well as with numerous regional and local distributors. In seeking acquisitions of other foodservice businesses, we compete against both other foodservice distribution companies and financial investors. Our failure to compete successfully could have a material adverse effect on our business, operating results and financial condition.

    We currently have significant indebtedness and may incur additional indebtedness in the future.

    At March 27, 1999, our ratio of total debt to total capitalization was approximately 51.0%. Our total capitalization is the sum of our total debt and capital lease obligations plus our stockholders' equity. Our ratio of total debt to total capitalization as of March 27, 1999 would have been approximately 60.2% if we included as debt $325 million of accounts receivable securitization arrangements. In accordance with generally accepted accounting principles, we do not account for these arrangements as debt on our balance sheet, but many lenders consider these arrangements in their credit decisions. We may incur additional indebtedness in the future, subject to limitations contained in the instruments governing our indebtedness, to finance capital expenditures or for other general corporate purposes, including acquisitions. We cannot assure you that our business will continue to generate cash flow at or above the levels required to service our indebtedness and meet our other cash needs. If our business fails to generate sufficient operating cash flow in the future, or if we fail to obtain cash from other sources such as asset sales or additional financings, we will be restricted in our ability to continue to make acquisitions for cash and to invest in expansion or replacement of our distribution facilities, information systems and equipment. Such a failure could have a material adverse effect on our business, operating results and financial condition. In addition, because a majority of our indebtedness bears interest at floating rates, a material increase in interest rates could adversely affect our ability to meet our liquidity requirements.

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      Our success largely depends on our ability to retain our senior management.

      We largely depend for our success on the efforts of members of our senior management. Our key senior managers have many years of experience in broadline foodservice distribution with U.S. Foodservice and other companies, as well as in the acquisition and integration of foodservice businesses. They have developed and coordinated implementation of U.S. Foodservice's business strategy since our formation in 1989. If we were to lose the services of one or more of our key senior managers, our business, operating results and financial condition could be materially adversely affected.

      Product liability claims could have an adverse effect on our business.

      Like any other seller of food and processor of meats, we face an inherent risk of exposure to product liability claims if the products we sell cause injury or illness. We have obtained primary and excess umbrella liability insurance with respect to product liability claims. We cannot assure you, however, that this insurance will continue to be available at a reasonable cost, or, if available, will be adequate to cover liabilities. We generally seek contractual indemnification from parties supplying our products, but any such indemnification is limited, as a practical matter, to the creditworthiness of the indemnifying party. If we do not have adequate insurance or contractual indemnification available, product liabilities relating to defective products could have a material adverse effect on our business, operating results and financial condition.

      Future sales of our common stock in the public market could adversely affect our stock price and our ability to raise funds in new stock offerings.

      Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our common stock and could impair our ability to raise capital through future offerings of equity securities. Of the 49.6 million shares of our common stock outstanding at May 6, 1999, approximately 1.4 million shares were eligible for sale in the public market in accordance with Rule 144 under the Securities Act of 1933 and approximately 1.5 million shares were covered by the registration statement referred to below.

      U.S. Foodservice has granted registration rights with respect to the common stock primarily to holders of common stock U.S. Foodservice issued or will issue in connection with its acquisition of other foodservice businesses. As of May 6, 1999, approximately 1.5 million shares of common stock were entitled to the benefits of these registration rights, all of which were shares covered by a registration statement which was in effect under the Securities Act. The exercise of registration rights granted by U.S. Foodservice is subject to notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. U.S. Foodservice is required to bear the expenses of all these registrations, except for underwriting discounts and commissions. We expect to grant registration rights to the stockholders of other foodservice businesses we may acquire in the future.

      We do not anticipate that we will pay cash dividends on our common stock.

      We have never paid cash dividends on our common stock and we do not anticipate that we will pay cash dividends in the foreseeable future. We may pay cash dividends only if we comply with financial tests and

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other restrictions contained in our credit facility agreements.

      Provisions in our charter and bylaws and in Delaware law could discourage takeover attempts we oppose even if our stockholders might benefit from a change in control of U.S. Foodservice.

      Provisions in our charter and bylaws and in the Delaware general corporation law may make it difficult and expensive for a third party to pursue a takeover attempt we oppose, even if a change in control of U.S. Foodservice would be beneficial to the interests of our stockholders. The charter and bylaw provisions include a requirement that our board of directors be divided into three classes, with approximately one-third of the directors to be elected each year. This classification of directors makes it more difficult for an acquiror or for other stockholders to change the composition of the board of directors. In addition, the board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval. The ability to issue preferred stock could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of U.S. Foodservice, or otherwise could adversely affect the market price of our common stock. Further, as a Delaware corporation, we are subject to section 203 of the Delaware general corporation law. This section generally prohibits us from engaging in mergers and other business combinations with stockholders that beneficially own 15% or more of our voting stock, or with their affiliates, unless our directors or stockholders approve the business combination in the prescribed manner.

      We have adopted a shareholder rights plan which could discourage hostile acquisitions of control in which our stockholders may wish to participate.

      In 1996, our board of directors adopted a "poison pill" shareholder rights plan, which may discourage a third party from making a proposal to acquire U.S. Foodservice which we have not solicited or do not approve, even if the acquisition would be beneficial to our stockholders. As a result, our stockholders who wish to participate in such a transaction may not have an opportunity to do so. Under our shareholder rights plan, preferred share purchase rights, which are attached to our common stock, generally will be triggered upon the acquisition, or actions that would result in the acquisition, of 10% or more of the common stock by any person or group.
For investors eligible to report their ownership of our common stock on Schedule 13G under the Securities Exchange Act of 1934, those rights would be triggered if such investors acquired, or took actions that would result in the acquisition of, 15% or more of the common stock. If triggered, these rights would entitle our stockholders other than the acquiror to purchase, for the exercise price, shares of our common stock having a market value of two times the exercise price. In addition, if a company acquires us in a merger or other business combination, or if we sell more than 50% of our consolidated assets or earning power, these rights will entitle our stockholders other than the acquiror to purchase, for the exercise price, shares of the common stock of the acquiring company having a market value of two times the exercise price.

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